EXHIBIT 10.2

PURCHASE AND SALE AGREEMENT BETWEEN PETROHUNTER ENERGY CORPORATION
AND PETROHUNTER OPERATING COMPANY AND FALCON OIL & GAS LTD. AND
FALCON OIL & GAS USA, INC. DATED AUGUST 22, 2008

PURCHASE AND SALE AGREEMENT

B E T W E E N:

PETROHUNTER ENERGY CORPORATION

- and –

PETROHUNTER OPERATING COMPANY

- and –

FALCON OIL & GAS LTD.

- and –

FALCON OIL & GAS USA, INC.

Page
ARTICLE 1 INTERPRETATION AND GENERAL		1
1.1	Defined Terms	1
1.2	General	8
1.3	Governing Law	9
ARTICLE 2 PURCHASE AND SALE		9
2.1	Initial Transaction	9
2.2	Completion Capital Consideration	9
2.3	Nature of the Option	9
2.4	Exercise of the Option	9
2.5	Failure to Exercise the Option	10
2.6	Subsequent Transaction	10
2.7	Computing Price and Assets to Be Assigned	10
2.8	Purchaser May Become Operator	12
2.9	Satisfaction of the Subsequent Purchase Price	12
2.10	Convertible Securities	13
ARTICLE 3 REPRESENTATIONS AND WARRANTIES		14
3.1	Representations and Warranties by PetroHunter Energy and Seller	14
3.2	Representations and Warranties by Falcon and Purchaser	17
ARTICLE 4 WARRANTY CLAIMS		19
4.1	Survival of Warranties	19
4.2	Limitations on Warranty Claims	19
ARTICLE 5 INITIAL CLOSING		20
5.1	Initial Closing	20
5.2	PetroHunter Energy and Seller Deliveries on Initial Closing	20
5.3	Falcon and Purchaser Deliveries on Initial Closing	21
5.4	Risk and Damage	22
ARTICLE 6 covenants		22
6.1	Covenants and Agreements of the Seller	22
6.2	Covenants and Agreements of the Purchaser	24
6.3	Covenants Concerning Interim New Leasing	24

-i-

(continued)

Page
6.4	Covenants Concerning Interim New Drilling	25
ARTICLE 7 CONDITIONS PRECEDENT		25
7.1	Conditions for the Benefit of the Purchaser to the Initial Transaction	25
7.2	Mutual Conditions Precedent to the Subsequent Transaction	26
7.3	Conditions for the Benefit of Seller to the Subsequent Transaction	27
7.4	Conditions for the Benefit of Falcon and Purchaser to the Subsequent Transaction	28
7.5	Deemed Satisfaction of Conditions to the Subsequent Transaction	29
ARTICLE 8 TERMINATION		29
8.1	Termination Before Initial Closing	29
8.2	Termination Before Subsequent Closing	29
8.3	Effect of Termination	30
ARTICLE 9 SUBSEQUENT CLOSING		31
9.1	Subsequent Closing	31
9.2	Seller Deliveries	31
9.3	Falcon and Purchaser Deliveries	32
9.4	Risk and Damage	33
ARTICLE 10 RESOLUTION OF DISPUTES		33
10.1	Arbitration-If Not Principally Related to Convertible Securities Issues	33
10.2	Arbitration – If Principally Related to Convertible Securities Issues	33
10.3	Procedures Common to Both Arbitration Fora	34
10.4	Arbitration—Mixed Issues	35
ARTICLE 11 GENERAL		35
11.1	Taxes and Fees	35
11.2	Complete Closings	35
11.3	Status of the Agreement	35
11.4	Tender	35
11.5	Specific Performance and other Remedies	36
11.6	Obligations as Covenants	36
11.7	Amendment of Agreement	36

-ii-

(continued)

Page
11.8	Further Assurances	36
11.9	Waiver	36
11.10	Time	36
11.11	Entire Agreement	37
11.12	Severability	37
11.13	Counterparts and Facsimile	37
11.14	Notices	37
11.15	Exclusivity	39
11.16	Confidentiality	39
11.17	Successors and Assigns	40
11.18	Enurement	40
11.19	Language	40

Exhibit A:                                Initial Escrow Agreement
Exhibit B:                                Assignment and Bill of Sale (Initial Working Interests)
Exhibit C:                                Option Exercise Form
Exhibit D:                                Subsequent Escrow Agreement
Exhibit E:                                Assignment and Bill of Sale (Assets)
Exhibit F:                                Joint Operating Agreement

Schedule 1:                                Plat of Buckskin Mesa Project Area
Schedule 2:                                The Leases
Schedule 3:                                The Wells
Schedule 4:                                Material Agreements
Schedule 5:                                Subsequent Work Program
Schedule 6:                                Disclosure Schedule

-iii-

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into this 22nd day of August, 2008, by and between PetroHunter Energy Corporation (“PetroHunter Energy”), PetroHunter Operating Company (“Seller”), Falcon Oil & Gas Ltd. (“Falcon”) and Falcon Oil & Gas USA, Inc. (“Purchaser”). PetroHunter Energy, Seller, Falcon and Purchaser may sometimes be referred to herein individually as a “Party” and collectively as the “Parties”.  This Agreement is based on the following premises:

WHEREAS Seller is the owner of certain interests in the Buckskin Mesa Project Area (as hereinafter defined); and

WHEREAS Seller has agreed to sell portions of its interests in the Buckskin Mesa Project Area to Purchaser (as hereinafter defined) on the terms and conditions set out in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION AND GENERAL

1.1	Defined Terms

In this Agreement, unless the subject matter or context otherwise requires:

“Acceptance Date” means the last to occur of:

(a)	the execution and delivery of this Agreement by all Parties; and

(b)	written confirmation received by each Party that each other Party’s Board of Directors has approved the execution and delivery of this Agreement.

“Acquisition Shares” means the Common Shares issuable upon the exercise of the Convertible Securities.

“Additional Completion Capital” means such amount, if any, beyond the Completion Capital as Purchaser may, in its sole discretion, choose to deliver to the Escrow Agent under the terms of the Initial Escrow Agreement.

“Adjustment Amount” shall have the meaning ascribed thereto in the Australian Purchase and Sale Agreement.

“Agreement” means this purchase and sale agreement, including all Exhibits and Schedules hereto, as amended from time to time in accordance with the terms hereof, “hereof”, “hereto” and “hereunder” and similar expressions refer to this Agreement and not any particular section of this Agreement; “Article”, “Section” and “Schedule” mean and refer to the specified article, section or Schedule of or to this Agreement.

“Allowable Discount” means the Announcement Price less the following allowable discounts, if the Prospectus Price is less than the Announcement Price:

Announcement Price	Discount
Up to $0.50	25%
$0.51 to $2.00	20%
Above $2.00	15%

“Alternative Transaction” has the meaning ascribed thereto in Section 11.15.

“Announcement Price” means the price of the Common Shares on the TSXV at the close of trading on the day immediately prior to the announcement of the exercise of the Option.

“Approvals” means all consents, waivers, permits, and approvals of any person, including without limitation a Party’s Board of Directors, CCES Piceance Partners I, LLC, the Daniels Group, a Governmental Authority, and TSXV, required in connection with an applicable Transaction.

“Assets” means the 50% undivided interest in the Data, Leases, Material Agreements (excluding Agreements 1, 2, 6, 7, 8 and 9 listed in Section B of Schedule 4) and Wells that are subject to the assignment and bill of sale delivered by Seller to Purchaser at the Subsequent Closing.

“Beetaloo PSA” means that certain Purchase and Sale Agreement between PetroHunter Energy, Sweetpea Petroleum Pty. Ltd., Falcon and Falcon Oil & Gas Australia Pty. Ltd.

“Board of Directors” means the board of directors of each of PetroHunter Energy, Seller, Falcon and Purchaser, as the case may be.

“Breaching Party” has the meaning ascribed thereto in Section 11.5.

“Buckskin Mesa Project Area” means the area identified on the plat attached to this Agreement as Schedule 1.

“Business Day” means a day of the week, other than a Saturday, Sunday or any other day which is a statutory holiday in either the Province of Ontario or the State of Colorado.

“Canadian Securities Laws” means the applicable securities laws of the Province of Ontario and the respective regulations made and forms prescribed thereunder, together with all applicable published policy statements and blanket orders and rulings of the Ontario Securities Commission.

“Clean Title” means title that (i) an experienced, reasonable, prudent operator in the Rocky Mountains would, after reviewing the title and electing to assume such business risks as it ordinarily would assume in similar circumstances, find acceptable for drilling purposes, if it knew that drilling on the leased lands might not be commenced for a period of up to 12 months after its acquisition of the lease; provided, however, that such title must in all events be free and clear of all liens and encumbrances, other than Permitted Encumbrances, or (ii) title, as to specific Leases, that Purchaser chooses to accept in its sole discretion.

“Closing” means the Initial Closing or the Subsequent Closing, as the case may be.

“Closing Date” means either the Initial Closing Date or the Subsequent Closing Date, as the case may be.

“Common Shares” means common shares in the capital of Falcon.

“Completion Capital” has the meaning ascribed thereto in Section 2.2.

“Control” a Person (first Person) is considered to control another Person (second Person) if:

(a)
the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second Person, unless that first person holds the voting securities only to secure an obligation;

(b)	the second Person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(c)	the second Person is a limited partnership and the general partner of the limited partnership is the first Person.

“Convertible Securities” means the securities of Falcon with the characteristics described in Section 2.10.

“Daniels Group” means, collectively, Daniels Petroleum Corporation, Energy Investments, Inc., Gunsmoke Production Company, Laramide Geosciences, LLC, and Rio Blanco Minerals, LLC.

“Data” means all files, records, correspondence and information relating to the Leases, Material Agreements, and Wells, including without limitation invoice and payment records, abstracts, lease files, well files, and geological, geophysical and engineering data, that is in the possession or under the control of the Seller.

“Effective Date” shall means September 1, 2008.

“Environmental Laws” means all applicable federal, state, and local laws concerning contamination, pollution or protection of the natural environment or otherwise relating to the environment.

“Escrow Agent” means Patton Boggs LLP, in its capacity as escow agent under the Initial Escrow Agreement or Subsequent Escrow Agreement, as the case may be.

“Exercise Price” means the deemed exercise price of the Convertible Securities which shall be equal to the Announcement Price less the Allowable Discount.

“Falcon’s Counsel” means together, Aird & Berlis LLP and Lohf Shaiman Jacobs Hyman & Feiger PC.

“Federal Leases” means the leases identified on Schedule 2, Part 1, to this Agreement, together with any extensions or renewals thereof.

“Governmental Authority” means any federal, state or local government, regulatory authority, governmental department, agency, commission, board, tribunal or court.

“Initial Closing” means the transfer of the Initial Working Interest and the grant of the Option and the completion of all other matters contemplated by this Agreement at PetroHunter Energy’s offices on the Initial Closing Date.

“Initial Closing Date” means 11:00 a.m. (Denver time) on the later of (i) August 29, 2008, or (ii) six Business Days after all of the conditions set forth in Section 7.1 have been waived by Purchaser or satisfied by Seller.

“Initial Completion Program” means the work program in respect of the New Wells, as more particularly described on Schedule “C” to the Initial Escrow Agreement.

“Initial Escrow Agreement” means the escrow agreement among PetroHunter Energy, Seller, Sweetpea Petroleum Pty Ltd, Falcon, Purchaser, Falcon Oil & Gas Pty. Ltd., and Escrow Agent, to be executed on the Acceptance Date in the form attached hereto as Exhibit A.

“Initial Transaction” has the meaning ascribed thereto in Section 2.1.

“Initial Transaction Agreements” means this Agreement, the JOA, and the Initial Escrow Agreement.

“Initial Working Interest” means a 25% working interest in all of the New Wells, in each case together with an undivided 25% interest in the Leases, but only to the extent the Leases cover lands within the 40-acre quarter-quarter section in which the well is located, and even then only as to the depths now owned by Seller.

“Interim New Drilling Costs” has the meaning ascribed thereto in Section 6.4.

“Interim New Leasing Costs” has the meaning ascribed thereto in Section 6.3.

“JOA” means the joint operating agreement between Seller and Purchaser in the form attached hereto as Exhibit F.

“Leases” means, collectively, the Federal Leases, New Leases, Old Leases, and all other oil and gas, surface, or other leases in which Seller owns an interest and which cover lands in the Buckskin Mesa Project Area, but only as to depths owned by Seller, even if such leases are misidentified or omitted from Schedule 2, Parts 1, 2 and 3, or are acquired by Seller after the preparation of Schedule 2 and before the Subsequent Closing.

“Material Agreements” means the agreements specifically identified on Schedule 4 to this Agreement.

“Mineral Acre” means the full fee oil and gas ownership interest in one acre of land, so that, for example, a person may own one Mineral Acre either by owning a 100% fee oil and gas interest in a single acre of land or by owning an undivided 25% fee oil and gas interest in four acres of land.

“Net Leasehold Acre” means the full oil and gas leasehold interest in one Mineral Acre, so that, for example, a person may have one Net Leasehold Acre by owning the entire leasehold interest in an oil and gas lease covering one Mineral Acre or by owning an undivided 25% leasehold interest in an oil and gas lease covering four Mineral Acres.

“New Leases” means the leases identified on Schedule 2, Part 2, to this Agreement, together with any extensions or renewals thereof.

“New Wells” means the wells identified on Schedule 3, Part 1, to this Agreement.

“Notice” has the meaning attributed to it in Section 11.14.

“Old Leases” means the leases identified on Schedule 2, Part 3, to this Agreement, together with any extensions or renewals thereof.

“Old Wells” means the wells identified on Schedule 3, Part 2, to this Agreement, together with all fixtures, equipment and personal property located within the Buckskin Mesa Project Area, owned by Seller, and held for use in connection with the operation of such wells or the handling, storage, transportation and marketing of production therefrom.

“Option” means the option to purchase the Assets, as more particularly described in Article 2.

“Option Exercise Date” means the date the completed Option Exercise Form is delivered by Purchaser to Seller in accordance with Section 2.4, below.

“Option Exercise Form” means the option exercise form in the form attached hereto as Exhibit C.

“Option Expiry Date” means 5:00 p.m. Denver time on the Business Day that is 30 days after the last to occur of the following, which date shall automatically be extended for an additional 30 days upon Purchaser’s request:

(a)	Falcon’s or Purchaser’s receipt of Notice from Seller (including reasonable back-up information) stating that all of the Completion Capital has been expended; or

(b)	Falcon’s or Purchaser’s receipt of Notice from Seller that the testing and completion of the New Wells has occurred; or

(c)	if Seller and Purchaser have agreed to spend more than the Completion Capital, then the last to occur of the following:

(i)	Purchaser’s receipt of Notice from Seller (including reasonable back-up information) stating that all of the Completion Capital and the Additional Completion Capital has been expended; or

(ii)
Purchaser’s receipt of Notice from Seller that the testing and completion of all of the New Wells that are to be completed with the Completion Capital and the Additional Completion Capital has occurred, even if less than all five New Wells.

“Permitted Encumbrances” means:

(a)
lessors’ royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the net revenue interest set forth on Schedule 2, Parts 1, 2 and 3;

(b)	liens for taxes or assessments, not yet due or payable;

(c)
all rights to consent by, required notices to, filings with, or other actions by federal, state and local governmental entities in connection with the ownership of the Leases, if the same are customarily obtained subsequent to such transfer of ownership;

(d)
easements, rights-of-way, servitudes, permits, and surface leases on, over, or in respect of property leased by Seller or over which Seller owns rights-of-way, easements, permits, or licenses that are of record in Rio Blanco County, Colorado, to the extent such matters, individually or in the aggregate, do not materially interfere with oil and gas operations on the Leases and do not materially affect the value thereof and;

(e)	any encumbrance, title defect or matter (whether or not affecting Clean Title) expressly waived by Purchaser.

“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

“PetroHunter Energy’s Counsel” means, together, Dill Dill Carr Stonbraker & Hutchins, P.C. and Davis Graham & Stubbs LLP.

“Prospectus” means a short form prospectus issued by Falcon qualifying the distribution of the Common Shares underlying the Convertible Securities.

“Prospectus Price” means the price of the Common Shares on the TSXV at the close of trading on the day immediately prior to the date that Falcon receives a receipt for a (final) Prospectus from one or more of the securities regulatory authorities in Canada.

“Purchase Price” means the Initial Purchase Price and the Subsequent Purchase Price, collectively.

“Purchaser” means Falcon Oil & Gas USA, Inc.

“Purchaser’s Counsel” means, together, Aird & Berlis LLP and Lohf Shaiman Jacobs Hyman & Feiger PC.

“Seller” means PetroHunter Operating Company.

“Seller’s Counsel” means, together, Dill Dill Carr Stonbraker & Hutchins, P.C. and Davis Graham & Stubbs LLP.

“Subsequent Cash Payment” has the meaning ascribed thereto in Section 2.9(b)(i).

“Subsequent Closing” means the transfer of the Assets and the completion of all other matters contemplated by this Agreement at Seller’s offices on the Subsequent Closing Date.

“Subsequent Closing Date” means 11:00 a.m. (Denver time) on the date that is last to occur of the following:

(a)
if there is no disagreement upon the Leases as to which Seller has Clean Title or the Net Acres covered by each Lease, then 15 Business Days after the date on which the Purchaser delivers the executed Option Exercise Form to Seller,

(b)	if there is a disagreement upon the Leases as to which Seller has Clean Title or the Net Acres covered by each Lease, then the date provided by Section 2.7(g), or

(c)	two Business Days after the satisfaction of all conditions set forth in Section 7.4.

“Subsequent Escrow Agreement” means the escrow agreement among PetroHunter Energy, Seller, Falcon, Purchaser and Escrow Agent in the form of escrow agreement attached hereto as Exhibit D.

“Subsequent Purchase Price” has the meaning ascribed thereto in Section 2.9.

“Subsequent Securities Payment” has the meaning ascribed thereto in Section 2.9(b)(ii).

“Subsequent Transaction” has the meaning ascribed thereto in Section 2.6.

“Subsequent Transaction Agreements” means, collectively, (i) the Option Exercise Form, which document shall previously have been exercised, but the original of which shall be provided on the Subsequent Closing; (ii) an amendment to the JOA adding the Assets to Exhibit A and, if Purchaser is becoming Operator pursuant to Section 2.8, naming Purchaser as Operator therein; and (iii) the Subsequent Escrow Agreement.

“Subsequent Work Program” means the work program in respect of the Buckskin Mesa Project Area, as set forth on Schedule 5 attached hereto.

“Subsequent Work Program Amount” has the meaning ascribed thereto in Section 2.9.

“Subsidiary” means a Person that is Controlled directly or indirectly by another Person and includes a Subsidiary of that Subsidiary.

“Transaction Agreements” means, together, the Initial Transaction Agreements and the Subsequent Transaction Agreements.

“Transactions” means, together, the Initial Transaction and the Subsequent Transaction.

“TSXV” means TSX Venture Exchange.

“TSXV Policies” means the TSXV Corporate Finance Manual as constituted on the date hereof.

“U.S.” means the United States of America and its territories.

“U.S. Securities Act” means the Securities Act of 1933, as amended, of the U.S., and the rules and regulations promulgated thereunder.

“Warranty Claim” means a claim made by a Party based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation, warranty or covenant made or given by another Party contained in the Transaction Agreements or contained in any document or certificate given in order to carry out the Transactions.

“Wells” means the Old Wells and the New Wells, collectively.

“Working Interests” means the Initial Working Interest and the Subsequent Working Interest, collectively.

1.2	General

The exhibits and schedules annexed to this Agreement are incorporated herein by reference and shall be deemed to be a part hereof.  In this Agreement, the singular includes the plural, the plural the singular, and any gender the other genders.  Unless otherwise indicated, references to dollars or amounts stated in dollars are to Canadian dollars.  Headings are included for convenience or reference only and shall not affect the interpretation hereof.  If anything herein is to be done or held on a day which is not a Business Day, the same shall be done or held either on the next succeeding Business Day or as otherwise expressly provided in this Agreement.

1.3	Governing Law

With respect to all matters related to the Initial Working Interest and the Assets, and to the interpretation and enforcement of this Agreement, this Agreement shall be governed by the laws of the State of Colorado and the applicable laws of the United States. With respect to all matters related to the Convertible Securities, this Agreement shall be governed by the laws of the Province of Ontario and the applicable laws of Canada.

ARTICLE 2
PURCHASE AND SALE

2.1	Initial Transaction

Seller shall:

(a)	sell and assign the Initial Working Interest to Purchaser; and

(b)	grant the Option to Purchaser,

(together, the “Initial Transaction”) in exchange for the delivery of the Initial Completion Capital, on and subject to the terms and conditions of this Agreement.

2.2	Completion Capital Consideration

As consideration for the Initial Transaction, Purchaser shall deliver to Escrow Agent, for release from time to time to Seller in its capacity as Operator under the JOA and in accordance with the terms of the Initial Escrow Agreement, an amount equal to US$7,000,000 less the Adjustment Amount, if any (the “Completion Capital”), which shall be used to pay 100% of the first US$7,000,000 (less the Adjustment Amount, if any) incurred in performing the Initial Completion Program.

2.3	Nature of the Option

The Option shall:

(a)	be exercisable by the Purchaser at any time without payment of any additional consideration, other than the Subsequent Purchase Price at the Subsequent Closing;

(b)	be non-transferable; and

(c)	expire on the Option Expiry Date.

2.4	Exercise of the Option

The Option may be exercised in whole at any time prior to the Option Expiry Date by Purchaser, in its sole discretion, by completing the Option Exercise Form and made a part hereof and delivering same to Seller at its head office currently located at 1600 Stout Street, Suite 2000, Denver, Colorado 80202, United States of America.  Upon compliance with the conditions relating to the Option as aforesaid, Purchaser shall proceed with the Subsequent Transaction in accordance with the terms of this Agreement.

2.5	Failure to Exercise the Option

If the Option is not exercised prior to the Option Expiry Date, then the Option shall be null and void and of no further force or effect whatsoever, there shall be no further liability or obligation on the part of any Party under this Article 2, and this Agreement shall terminate in accordance with Section 8.2(c)(i).

2.6	Subsequent Transaction

Upon the exercise of the Option in accordance with Section 2.4, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Assets on and subject to the terms and conditions of this Agreement (the “Subsequent Transaction”).

2.7	Computing Price and Assets to Be Assigned

(a)
The Parties intend that Purchaser shall receive Clean Title to approximately 9,955 Net Leasehold Acres in the Subsequent Transaction.  If Seller assigns to Purchaser at the Subsequent Closing Clean Title to 9,500 or more Net Leasehold Acres, there will be no change in the contemplated Subsequent Transaction.  If, however, Seller assigns to Purchaser Clean Title to less than 9,500 Net Leasehold Acres, then the Subsequent Purchase Price will be reduced in proportion to the shortfall in acreage between the intended 9,955 Net Leasehold Acres and the actual Net Leasehold Acres that are assigned.  Finally, if Seller is unable to assign to Purchaser Clean Title to at least 8,000 Net Leasehold Acres, then Purchaser shall have the right to terminate this Agreement before the Subsequent Closing.

(b)
Seller is conclusively deemed to have Clean Title to the Federal Leases at the date of this agreement, if the Colorado State Office of the Bureau of Land Management shows record title and all operating rights in a particular Federal Lease held as to all depths solely by Seller and if the lease is not burdened by any liens or encumbrances, except Permitted Encumbrances.  If Seller does not have sole ownership of record title and operating rights (as, for example, with Federal Leases that are now owned of record by Gunsmoke Production Company), then Seller must obtain such record title and operating rights before the Subsequent Closing. If a Federal Lease is burdened by a lien or encumbrance that is not a Permitted Encumbrance (for example, the Global Project Finance AG mortgage), then each such lien or encumbrance must, as to the undivided interest proposed to be assigned to Purchaser, be removed at or before the Subsequent Closing.  Finally, despite the presumption set forth above, Seller may lose Clean Title as a result of an act, event or omission occurring between the date of this Agreement and the Subsequent Closing Date, such as the failure timely to pay a necessary rental or minimum royalty.

(c)	Seller is conclusively deemed to have Clean Title to the New Leases at the date of this Agreement, if (i) they are held by a shut-in gas well and all necessary shut-in gas payments have been timely made and accepted; (ii) they are still in their original or renewed primary terms and such primary terms will not expire earlier than 12 months after the Subsequent Closing Date; and (iii) they are not burdened by any liens or encumbrances, except for Permitted Encumbrances.  If necessary shut-in gas payments have not been made or if less than 12 months after the Subsequent Closing Date remains on their original or renewed primary terms, then Seller must either obtain new leases or obtain new lease extensions affording, in either case, a valid primary term continuing on a paid-up basis for a period of at least 12 months after the Subsequent Closing Date.  Finally, despite the conclusive presumption set forth above, Seller may lose Clean Title as a result of an act, event or omission occurring between the date of this Agreement and the Subsequent Closing Date, such as a failure timely to pay a necessary shut-in royalty payment.

(d)
For the purposes of this Agreement, Seller is conclusively deemed not to have Clean Title to the Old Leases at the date of this Agreement.  First, Seller must either (i) obtain new leases on a paid-up basis for a primary term of at least 12 months after the Subsequent Closing Date or (ii) obtain ratifications, revivals and amendments of existing leases which include provisions deeming the existing well to be a shut-in well for purposes of the lease, stating that all necessary shut-in payments have been made to keep the lease in effect, and agreeing that the lease is now in full force and effect.  Each new lease or new ratification, revival and amendment shall be obtained from the appropriate mineral owner identified in a title report prepared by a petroleum landman experienced in Rio Blanco County, Colorado, who has examined the county records for the period from and after the certification of the most recent title report contained in Seller’s files at the date of this Agreement.  Second, each Old Lease must not be burdened by any liens or encumbrances, other than Permitted Encumbrances.  Finally, nothing must have occurred or failed to occur depriving the Seller of Clean Title between the date of the new lease or ratification, revival and amendment and the Subsequent Closing Date.

(e)
If Purchaser exercises the Option, representatives of the Purchaser and Seller will meet at mutually convenient times during the four Business Days immediately following the Option Exercise Date to agree upon the Leases as to which Seller has Clean Title and the Net Leasehold Acres covered by each.  If Purchaser and Seller agree on all such matters, then, within eight Business Days after the Option Exercise Date, (i) the Purchaser and Seller will agree upon the adjustment to the Subsequent Purchase Price and (ii) the Purchaser will specify, in its sole discretion, how much of that adjustment will be made in the Subsequent Cash Payment and how much in the Subsequent Securities Payment.  All computations of Net Leasehold Acres performed in accordance with this Section 2.7 are performed solely for the purpose of determining the Subsequent Purchase Price and preparing the necessary assignments at the Subsequent Closing.  There will no further payments or refunds between the Seller and Purchaser if, as will surely happen, later surveys or better knowledge prove that the number of Net Leasehold Acres was incorrect.

(f)
If the parties fail timely to agree upon the Leases as to which Seller has Clean Title and the Net Leasehold Acres covered by each, then all such unagreed matters will be finally and conclusively resolved by expert determination by the law firm of Poulson, Odell & Peterson, LLC, Denver, Colorado, or, if they do not agree to serve, by an independent and disinterested lawyer or landman appointed by the President of the Denver Association of Petroleum Landmen.  The expert shall have absolute power to determine the timing and procedures to be used in resolving the unagreed points, and such resolution by the expert, when completed, shall be final and conclusive upon the parties.  All costs and fees of the expert shall be borne in equal shares by the Seller and Purchaser.  The expert shall make its determination hereunder within 30 days of any Party requesting such a determination.

(g)
Within four Business Days after the parties receive the expert’s resolution of all unagreed points, the Purchaser will specify, in its sole discretion, how much of any adjustment in the Subsequent Purchase Price will be made in the Subsequent Cash Payment and how much in the Subsequent Securities Payment.  The Subsequent Closing shall occur within four Business Days after such identification by the Purchaser.

(h)
Notwithstanding anything in this Agreement to the contrary, if Falcon exercises the Option, Falcon shall not have any obligations or rights with respect to the Material Agreements identified as 1, 2, 6, 7, 8, and 9 listed in Section B of Schedule 4. and shall assume its proportionate 50% interest in the rights and obligations with respect to gas gathering matters as set forth in the agreements identified as 3, 4, and 5 listed in Section B of Schedule 4.

2.8	Purchaser May Become Operator

At any time after exercising the Option and continuing until the Subsequent Closing, Purchaser may, in its sole discretion, provide Seller notice in accordance with Section 11.4 that Purchaser wishes to become Operator under the JOA pursuant to this Section 2.8.  If Purchaser timely provides this notice, then (i) the Subsequent Purchase Price shall automatically increase from US$25,000,000 to US$28,500,000; and, at the Subsequent Closing, (ii) Seller shall resign as Operator under the JOA; (iii) Seller shall vote to elect Purchaser as successor Operator; and (iv) Seller shall join in amending the JOA to name Purchaser as Operator.

2.9	Satisfaction of the Subsequent Purchase Price

The amount payable pursuant to Section 2.6, as adjusted in accordance with Sections 2.7 and 2.8, shall be satisfied by Falcon and Purchaser:

(a)
committing to pay an aggregate sum of US$18,000,000 (less the amount delivered to the Escrow Agent as Additional Completion Capital, if any, which shall be counted and deducted against the US$18,000,000 obligation), to the Operator at the times and in the manner required by the JOA, which amount shall be used to pay 100% of the first US$18,000,000 (or such lesser amount described above)

incurred in performing the Subsequent Work Program (unless otherwise mutually agreed by Purchaser and Seller), referred to herein as the “Subsequent Work Program Amount”;

AND

(b)
subject to any purchase price adjustment under Section 2.7, and increased by the Adjustment Amount, if any, paying the amount of US$25,000,000 (or US$28,500,000, if Purchaser has provided notice under Section 2.8 that it wishes to become Operator) to Seller (as to cash) or PetroHunter Energy (as to securities), in cash, securities or a combination thereof, subject to requisite regulatory approvals and as decided by Purchaser in its sole discretion:

(i)	with the cash portion, if any, paid by Purchaser by wire transfer to a bank account specified by Seller (the “Subsequent Cash Payment”); and

(ii)
with the securities portion, if any, paid by depositing into escrow pursuant to the terms of the Subsequent Escrow Agreement one or more certificates representing the Convertible Securities registered in the name of PetroHunter Energy (the “Subsequent Securities Payment”)(the Subsequent Work Program Amount, together with either the Subsequent Cash Payment and the Subsequent Securities Payment, the “Subsequent Purchase Price”);

AND

(c)	reimbursing Seller, by wire transfer to a bank account specified by Seller, Purchaser’s proportionate share of Interim New Drilling Costs and Interim New Leasing Costs.

2.10	Convertible Securities

The Convertible Securities shall have the following characteristics:

(a)
the number of Convertible Securities to be issued to PetroHunter Energy shall be equal to the quotient resulting from dividing the dollar amount which Purchaser has decided to pay in securities by the Exercise Price.

(b)	such securities shall be subject to the following legending requirements:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [4 months and one day after the distribution date].”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE

TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF CANADIAN RESIDENT UNTIL [4 months and one day from the day of issue].”

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT").  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED IN THE UNITED STATES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION."

(c)	a term of 12 months following the Subsequent Closing Date;

(d)	non-transferable; and

(e)
non-exercisable until: (i) the earlier to occur of (A) a receipt for the (final) Prospectus has been received by Falcon from one or more of the securities regulatory authorities in Canada and (B) four months and one day from the issuance of the Convertible Securities; and (ii) the Acquisition Shares have been admitted for trading on the TSXV.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties by PetroHunter Energy and Seller

PetroHunter Energy and Seller jointly and severally represent and warrant to Falcon and Purchaser that as of the date of this Agreement, the Acceptance Date and as of each Closing Date:

(a)	each of PetroHunter Energy and Seller is a corporation duly incorporated, organized and validly existing and in good standing under the laws of the State of Maryland;

(b)
each of PetroHunter Energy and Seller has the corporate power, authority and capacity to enter into the Transaction Agreements and all other agreements contemplated by the Transaction Agreements and to carry out and complete their obligations under the Transaction Agreements and all other agreements contemplated by the Transaction Agreements;

(c)
the Transaction Agreements and the obligations of PetroHunter Energy and Seller  under the Transaction Agreements and the documents and transaction contemplated thereby have been duly and validly authorized by all requisite corporate proceedings and constitute, legal, valid and binding obligations of each , enforceable against each in accordance with their terms, subject to the limitations with respect to enforcement imposed by applicable laws in connection with bankruptcy, insolvency, liquidation, reorganization or other laws affecting the enforcement of creditors’ rights generally and subject to the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought;

(d)
neither the entering into nor the delivery of the Transaction Agreements nor the completion by PetroHunter Energy and Seller of the Transactions contemplated thereby will conflict with, or constitute a material default under, or result in a material violation of: (i) any of the provisions of the formation documents or by-laws of either PetroHunter Energy and Seller ; or (ii) any applicable laws;

(e)
each of PetroHunter Energy and Seller: (i) has not made an assignment in favor of its creditors or a proposal in bankruptcy to its creditors or any class thereof; (ii) has not had any petition for a receiving order presented in respect of it; and (iii) has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution;

(f)	neither PetroHunter Energy nor Seller is under any obligation, contractual or otherwise, to request or obtain any Approval in respect of either Transaction, except as provided in Schedule 6;

(g)
each of PetroHunter Energy and Seller is aware that the Acquisition Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that these securities may not be issued, offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that Falcon has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Acquisition Shares;

(h)
each of PetroHunter Energy and Seller is a U.S. Resident as defined under the U.S. Securities Act, and each is an "accredited investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933.  Neither of them will offer or sell the Acquisition Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and neither of them will resell the Acquisition Shares, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(i)
each of PetroHunter Energy and Seller acknowledges that there are restrictions on their ability to resell the Acquisition Shares and it is the responsibility of each of them to find out what those restrictions are and to comply with them before selling the Acquisition Shares;

(j)
each of PetroHunter Energy and Seller acknowledges that the Convertible Securities and Acquisition Shares, if applicable, will be subject to resale restrictions under applicable Canadian Securities Laws and the TSXV Policies. Each of them acknowledges that all certificates issued representing the Convertible Securities and the Acquisition Shares, as well as all certificates issued in exchange for or in substitution therefor, will bear legends to the following effect:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE  [4 months and one day after the distribution date].”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF CANADIAN RESIDENT UNTIL  [4 months and one day from the day of issue].”

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT").  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED IN THE UNITED STATES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION."

(k)
each of PetroHunter Energy and Seller acknowledges that any securities of Falcon held by either of them including the Convertible Securities and Acquisition Shares issued to PetroHunter Energy will be subject to the TSXV providing its final acceptance to the Transactions;

(l)
there is no material uninsured litigation, claim or proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge of each of PetroHunter Energy and Seller, threatened against either of them or relating to any Leases and Wells before any Governmental Authority or arbitration panel, and there is not presently outstanding against either of them or in respect of any Leases and Wells, any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator which would have material adverse affect on any Leases and Wells, including, without limitation, the value thereof, except as set forth on Schedule 6;

(m)
neither PetroHunter Energy nor Seller  has received nor delivered any written notices of violation or alleged violation of any provisions of any Lease or Material Agreement, applicable law or by-law, except as set forth on Schedule 6;

(n)	there are no claims, actions or proceedings, pending or threatened, by any Government Authority which might adversely affect the Leases and Wells or any interests therein;

(o)	all Data has been made and will continue to be made available to the Purchaser;

(p)
all overriding royalties, net profits interests and other burdens on production that would burden the interest of the leasehold title holders in the Leases and Wells were of record in the real property records of Rio Blanco County at March 31, 2008, and no additional burdens or promises to create additional burdens, recorded or unrecorded, have been created or made since that date;

(q)	neither PetroHunter Energy nor Seller has ever received any claim, demand, or notice based upon a lack of compliance with Environmental Laws anywhere within the Buckskin Mesa Project Area;

(r)
except to the extent which is not material: (i) all permits and approvals required in respect of the Leases and Wells which Seller operates have been issued or obtained and are in full force and effect, and (ii) there is no breach or violation thereof;

(s)	the Completion Capital and Additional Completion Capital, if any, shall be used by PetroHunter Energy and Seller only in accordance with the Initial Completion Program; and

3.2	Representations and Warranties by Falcon and Purchaser

Falcon hereby guarantees, represents and warrants to PetroHunter Energy and Seller, for and on behalf of Falcon and Purchaser that as of the date of this Agreement, the Acceptance Date and as of each Closing Date:

(a)
each of Falcon and Purchaser has the corporate power, authority and capacity to enter into the Transaction Agreements and all other agreements contemplated by the Transaction Agreements and to carry out and complete its obligations under the Transaction Agreements and all other agreements contemplated by the Transaction Agreements;

(b)	Falcon is a corporation duly incorporated, organized and validly existing and in good standing under the laws of the Province of British Columbia;

(c)	Purchaser is a corporation duly incorporated, organized and validly existing and in good standing under the laws of the State of Colorado;

(d)
the Transaction Agreement and the obligations of Falcon and Purchaser thereunder and the documents and transactions contemplated therein have been duly and validly authorized by all requisite corporate proceedings and constitute, legal, valid and binding obligations of each, enforceable against each in accordance with their terms, subject to the limitations with respect to enforcement imposed by applicable laws in connection with bankruptcy, insolvency, liquidation, reorganization or other laws affecting the enforcement of creditors’ rights generally and subject to the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought;

(e)
neither the entering into nor the delivery of the Transaction Agreements nor the completion by Falcon and Purchaser of the Transactions will conflict with, or constitute a material default under, or result in a material violation of (i) any of the provisions of the formation documents or by-laws of either Falcon or Purchaser, or (ii) any applicable laws;

(f)
each of Falcon and Purchaser (i) is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada), (ii) has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, (iii) has not had any petition for a receiving order presented in respect of it, and (iv) has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution;

(g)
to the best of the knowledge of Falcon and Purchaser, there is no outstanding suit, action, litigation, claim or legal proceeding, including appeals and applications for review, in progress relating to Falcon or Purchaser before any court, commission, board or arbitration panel which, if determined adversely to Falcon or Purchaser, would:

(i)	prevent Falcon or Purchaser from satisfying the Purchase Price; or

(ii)	prevent Falcon or Purchaser from fulfilling in any material respect its obligations contained in the Transaction Agreements or arising from the Transactions;

(h)	the Convertible Securities shall have the characteristics described in Section 2.10;

(i)	the Acquisition Shares when issued shall be duly and validly issued as fully paid and non-assessable Common Shares;

(j)	Falcon shall use its commercially reasonable best efforts to have the distribution of the Acquisition Shares qualified as “free trading” Common Shares by any Prospectus issued; and

(k)	Falcon shall use its commercially reasonable best efforts to have the preliminary Prospectus filed within 20 Business Days from the Subsequent Closing Date.

ARTICLE 4
WARRANTY CLAIMS

4.1	Survival of Warranties

(a)
The representations and warranties contained in this Agreement or contained in any document or certificate given in order to carry out the Transactions will survive the closing of the Transactions and shall continue in full force and effect, subject to the following provisions of this section:

(i)	except as expressly provided in this section, no Warranty Claim may be made or brought by the Purchaser or the Seller after the date which is 18 months after the Subsequent Closing Date; and

(ii)	any Warranty Claim which is based on intentional misrepresentation or fraud by the Seller or the Purchaser may be made or brought at any time.

(b)
It is a condition of the liability of the Parties under the representations and warranties contained in this Agreement that the Party making a Warranty Claim shall have given notice to the other of such Warranty Claim, with such particularity as the circumstances reasonably permit, before the expiry of the 18 month period referred to above.  After the expiration of such 18 month period, the Seller and the Purchaser will be released from all obligations and liabilities in respect of the representations and warranties contained in this Agreement or contained in any document or certificate given in order to carry out the Transactions except as otherwise specifically provided.

4.2	Limitations on Warranty Claims

(a)
No Party shall be entitled to make a Warranty Claim if that Party has been advised in a writing addressed to that Party and signed by an officer of the disclosing Party, prior to Closing Date of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and that Party completes the Transaction hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

(b)
The amount of any damages which may be claimed by a Party pursuant to a Warranty Claim shall be calculated to be the cost or loss to that Party after giving effect to any insurance proceeds available to that Party in relation to the matter which is the subject of the Warranty Claim.

(c)
Subject to the receipt of all necessary approvals and all applicable laws, the satisfaction of any amounts owing by Sellers to Falcon or Purchaser, or by Falcon or Purchaser to Sellers, may be paid by the indemnifying party through the delivery of either cash or check, in either case such method of payment shall be determined by the indemnifying party in its discretion.

ARTICLE 5

INITIAL CLOSING

5.1	Initial Closing

The Initial Transaction contemplated by this Agreement shall be completed on the Initial Closing Date.

5.2	PetroHunter Energy and Seller Deliveries on Initial Closing

At the Initial Closing, PetroHunter Energy and Seller will deliver the following documents, all duly executed and to be dated as of the Initial Closing Date:

(a)	an assignment and bill of sale conveying the Initial Working Interest, substantially in the form attached as Exhibit B;

(b)	the Initial Transaction Agreements;

(c)	a certificate of each of PetroHunter Energy and Seller signed by any two of their respective officers certifying that:

(i)	the representations and warranties of PetroHunter Energy and Seller herein contained are true and correct as of the Initial Closing Date;

(ii)	the resolutions of the Board of Directors of PetroHunter Energy and Seller approving the Transaction Agreements and the Transactions are in full force and effect;

(iii)
PetroHunter Energy and Seller have performed and complied with all covenants and agreements contained in the Transaction Agreements to be performed or complied with by them at or prior to the Closing Date; and

(iv)
all necessary corporate action has been taken by PetroHunter Energy and Seller to authorize the execution and delivery of the Transaction Agreements and to consummate the transactions contemplated by the Transactions.

(d)	an opinion of PetroHunter Energy’s Counsel, dated at the Initial Closing Date, that

(i)	PetroHunter Energy is duly incorporated and validly exists under the laws of Maryland and is in good standing under the laws of Maryland;

(ii)	the Initial Transaction Agreements have been duly executed and delivered by PetroHunter Energy and constitute valid and binding obligations of

PetroHunter Energy, enforceable against PetroHunter Energy in accordance with their terms; and

(iii)	PetroHunter Energy directly owns all of the issued and outstanding securities of Seller;

(e)	an opinion of Seller’s Counsel, dated at the Initial Closing Date, that

(i)	Seller is duly incorporated and validly exists under the laws of Maryland and is in good standing under the laws of Maryland; and

(ii)
the Initial Transaction Agreements have been duly executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms; and

(f)	such other documents and assurances as may be reasonably required by Falcon or Purchaser,

all in form and substance satisfactory to Falcon and Purchaser, each acting reasonably and in good faith.

5.3	Falcon and Purchaser Deliveries on Initial Closing

On the Initial Closing, Falcon and Purchaser will deliver the Initial Purchase Price in the amount and in the manner provided by this Agreement and the following documents duly executed and to be dated the Initial Closing Date:

(a)	the Initial Transaction Agreements;

(b)	a certificate of each of Falcon and Purchaser signed by any two of their respective officers certifying that:

(i)	the representations and warranties of Falcon and Purchaser herein contained are true and correct as of the Initial Closing Date;

(ii)	the resolutions of the Board of Directors of Falcon and Purchaser approving the Initial Transaction Agreements and the Initial Transaction are in full force and effect;

(iii)
Falcon and Purchaser have performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with by Falcon or Purchaser at or prior to the Initial Closing Date; and

(iv)
all necessary corporate action has been taken by Falcon and Purchaser to authorize the execution and delivery of the Initial Transaction Agreements and to consummate the transactions contemplated by the Initial Transaction;

(c)	an opinion of Falcon’s Counsel, dated at the Initial Closing Date, that

(i)	Falcon is duly incorporated and validly exists under the laws of British Columbia is in good standing under the laws of British Columbia;

(ii)
the Initial Transaction Agreements have been duly executed and delivered by Falcon and constitute valid and binding obligations of Falcon, enforceable against Falcon in accordance with their terms;  and

(iii)	Falcon owns all of the issued and outstanding securities of Purchaser.

(d)	an opinion of Purchaser’s Counsel, dated at the Subsequent Closing Date, that

(i)	Purchaser is duly incorporated and validly exists under the laws of Colorado and is in good standing under the laws of Colorado; and

(ii)
the Initial Transaction Agreements have been duly executed and delivered by Purchaser and constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

(e)	conditional approval of the TSXV for the Transactions; and

(f)	such other documents and assurances as may be reasonably required by PetroHunter Energy or Seller,

all in form and substance satisfactory to PetroHunter Energy and Seller, each acting reasonably and in good faith.

5.4	Risk and Damage

The Initial Working Interest shall be at the risk of Seller until completion of the Initial Transaction contemplated by this Agreement.

ARTICLE 6
COVENANTS

6.1	Covenants and Agreements of the Seller

Seller covenants and agrees with Falcon and Purchaser that, from the date of this Agreement to the Subsequent Closing, it shall:

(a)
allow Purchaser and its representatives reasonable access during normal business hours to the Seller’s offices and to Seller’s files, books, records, including, without limitation, the Data and any and all information relating to Seller’s tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition, and shall cause Seller’s auditors and other third parties retained or otherwise hired by Seller to cooperate with  Purchaser;

(b)
deliver or make available (or will deliver or make available within five Business Days after the date of this Agreement) to Purchaser any documents relating to the subject matter of this Agreement to the extent that same are in Seller’s possession or control;

(c)
provide, upon Purchaser’s request, letters of authorization to any regulatory authority having jurisdiction over the Leases and Wells, authorizing the release to Purchaser and its representatives of any information on file relating to the Leases and Wells;

(d)
allow Purchaser and its representatives access, at Purchaser’s risk and expense, to the lands covered by the Leases to complete surveys and perform such tests and inspections as Purchaser may in its discretion require, including without limitation soil and environmental tests, provided that Seller shall be given prior notice and an opportunity to attend such tests and inspections;

(e)
maintain in full force and effect all of Seller’s policies of insurance now in effect in respect of the Leases and Wells and shall give all notices and present all claims under all existing policies in a due and timely fashion as may be reasonably required in accordance with prudent business practice;

(f)	notify Purchaser as soon as it or any of its directors or officers have determined that a state of facts exist which results in, or could reasonably be expected to result in:

(i)	any representation and warranty of Seller being untrue or incorrect in any material respects;

(ii)	the non-fulfillment of any conditions set forth in this Agreement by the Seller; or

(iii)
any adverse material change in either of Seller or the Leases and Wells, ownership, capital or financial position or condition of Seller, or change in a material fact that would result in an adverse material change in, or would reasonably be expected to result in an adverse material change in either of Seller, the Leases and Wells, ownership, capital or financial position or condition of Seller;

(g)	take such steps as are necessary to assist Falcon in securing TSXV acceptance to the Transactions including, without limitation, providing as soon as practicable:

(i)	any financial information if required by TSXV or other Governmental Authority;

(ii)
a technical report with respect to the Leases and Wells as required by TSXV prepared in accordance with National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities, published by Canadian Governmental Authorities;

(iii)	a legal opinion satisfactory to TSXV, relating to the status of the Leases and Wells and such other matters as TSXV may require; and

(iv)	all other documents and information as may be required by the TSXV, corporate or securities regulatory authorities;

(h)
obtain all necessary Approvals, releases, waivers, and consents as are customarily obtained before closing a transaction of the type contemplated hereby and undertake any other reasonable action, as may be required to complete Seller’s obligations under this Agreement and to consummate the Transactions;

(i)
take such steps as are necessary to assist Falcon in complying with the post-closing filings required to be made under applicable Canadian Securities Laws, including the filing of applicable reports of distribution and business acquisition reports;

(j)	not sell, transfer, assign or encumber any interest in any Lease or Well, or the production from any Lease or Well, except with respect to those certain obligations under the Beetaloo PSA;

(k)	not enter into any new agreements or commitments in respect of the Leases or Wells which extend beyond the Initial Closing, except with respect to those certain obligations under the Beetaloo PSA; and

(l)	not amend or modify any Material Agreement, except with respect to those certain obligations under the Beetaloo PSA.

6.2	Covenants and Agreements of the Purchaser

Falcon  covenants and agrees with PetroHunter Energy and Seller that, from the date of this Agreement to the Subsequent Closing, it shall use its best efforts to obtain TSXV acceptance to the Transactions and related transactions and comply with all other regulatory requirements, requirements of TSXV and requirements of the Canadian Securities Laws applicable to the issue of Convertible Securities and the Acquisition Shares to PetroHunter Energy as contemplated by this Agreement on or before the Subsequent Closing Date.

6.3	Covenants Concerning Interim New Leasing

During the period from the Effective Date to the Subsequent Closing Date, Seller may undertake, at its sole expense, such curative action (including obtaining ratifications, revivals, extensions, renewals and even new leases) in respect of the leases identified in Schedule 2 as it wishes in its sole discretion, without the need for any prior approval by Falcon or Purchaser.  During that same time period from the Effective Date to the Subsequent Closing Date, Seller may also undertake such new leasing of open, unleased interests (interests that would not be covered by the leases shown in Schedule 2, even if all such scheduled leases were valid and in full force and effect) within the Buckskin Mesa Project Area.  Purchaser shall pay its proportionate share of all costs incurred in connection with such new leasing of open, unleased interests (“Interim New Leasing Costs”), including without limitation the costs of outside landmen, title reports, brokerage fees, bonuses and paid-up delay rentals, at the Subsequent Closing in accordance with Section 2.9(c).

6.4	Covenants Concerning Interim New Drilling

During the period from the Effective Date to the Subsequent Closing Date, Seller may from time to time propose the drilling of one or more wells in the Buckskin Mesa Project Area by giving notice of the proposed operation to Purchaser under Article VI.B.1 of the JOA, just as if the JOA were then in effect as to the lands on which such well or wells are to be drilled.  Purchaser shall notify Seller in respect of each proposal whether it wishes to participate in the drilling operation, again just as if the JOA were in effect.  Purchaser will pay its proportionate share of the costs then incurred in each such drilling operation in which it elects to participate at the Subsequent Closing in accordance with Section 2.9(c).  If the Subsequent Closing does not occur, Purchaser will have no liability whatsoever for such costs.  As to each such drilling operation in which Purchaser does not elect to participate, a proposal to deepen the well made after the Subsequent Closing will be governed by Article VI.B.4, so that Purchaser will have the ability to participate on the terms set forth in Article VI.B.4 in the deepening of that well beneath the total depth actually drilled by Seller in that well or, if shallower, the objective depth or zone set forth in Seller’s notice of the proposed drilling operation.  If Seller wishes before the Subsequent Closing to deepen a well in which Purchaser did not elect to participate, Seller shall give notice of the proposed operation to Purchaser under Article VI.B.4 of the JOA, just as if the JOA were then in effect as to the lands on which such well or wells are to be drilled.  Purchaser shall notify Seller in respect of each proposal whether it wishes to participate in the deepening operation, again just as if the JOA were in effect.  If Purchaser elects to participate in the deepening operations, then the costs of such operations shall be determined in accordance with the JOA and Purchaser will pay its proportionate share of such costs at the Subsequent Closing in accordance with Section 2.9(c).  If the Subsequent Closing does not occur, Purchaser will have no liability whatsoever for such costs.  Seller covenants that it will provide Purchaser the notice and afford Purchaser the participation opportunity set forth in this Section 6.4 in respect of each well that Seller drills or deepens in the Buckskin Mesa Project Area before the Option Expiry Date (if the Option is not exercised) or the Subsequent Closing Date (if the Option is exercised).

ARTICLE 7
CONDITIONS PRECEDENT

7.1	Conditions for the Benefit of the Purchaser to the Initial Transaction

The obligation of Falcon and Purchaser to complete the Initial Transaction is subject to the satisfaction on or before the Initial Closing Date, for the exclusive benefit of Purchaser, of each of the following conditions:

(a)
the Lease Acquisition and Development Agreement effective August 23, 2005, between MAB Resources LLC and the Daniels Group, as most recently amended by a Sixth Amendment dated March 26, 2008, shall have been further amended to set forth terms and conditions (including, but by no means limited to, those related to drilling obligations and to payments in connection with additional leases), that are satisfactory to Purchaser in its sole and absolute discretion;

(b)	all litigation involving Seller and Daniels Group shall have been dismissed;

(c)
the Daniels Group shall have consented to the anticipated assignments of the  Initial Working Interests in the Initial Transaction and the Assets in the Subsequent Transaction, without the imposition of any conditions unacceptable to Purchaser;

(d)	Purchaser shall have no reason to believe there are any material violations of any Environmental Laws anywhere within the Buckskin Mesa Project Area;

(e)
CCES Piceance Partners I, LLC, shall have consented to the anticipated partial assignment to Purchaser of the Gas Gathering Agreement effective April 11, 2008, and shall have agreed that neither Falcon nor Purchaser shall have liability or obligation whatsoever to CCES Piceance Partners I, LLC, under the Letter of Understanding dated April 10, 2007 or the Second Amended and Restated Addendum dated April 11, 2008;

(f)	The release of any lien set forth on Schedule 6; ;

(g)
Global Project Finance AG shall have agreed to cause the release of the Initial Working Interests from the liens of all mortgages, deeds of trust and other encumbrances for its benefit or for the benefit of its affiliates simultaneously with the Initial Closing and to cause the release of the Assets from the liens of all mortgages, deeds of trust and other encumbrances for its benefit or for the benefit of its affiliates simultaneously with the Subsequent Closing; and

(h)
CCES Piceance Partners I, LLC shall have agreed to cause the release of the Initial Working Interests from the liens of all mortgages, deeds of trust and other encumbrances for its benefit or for the benefit of its affiliates simultaneously with the Initial Closing and to cause the release of the Assets from the liens of all mortgages, deeds of trust and other encumbrances for its benefit or for the benefit of its affiliates simultaneously with the Subsequent Closing.

7.2	Mutual Conditions Precedent to the Subsequent Transaction

The obligations of Seller and Purchaser to complete the Subsequent Transaction and the transactions contemplated by this Agreement are subject to all of the following conditions being satisfied on or before the Subsequent Closing, which conditions are for the mutual benefit of all parties to this Agreement and may be waived in whole or in part only if jointly waived by all of the parties to this Agreement:

(a)	exercise of the Option in accordance with Article 2;

(b)
all material Approvals, acceptances, authorizations, exemptions, waivers or consents, including approvals by TSXV, Governmental Authorities, regulatory authorities, lenders, lessors and other third parties and judicial approvals and orders legally required for the consummation of the Agreement and the transactions contemplated by this Agreement, shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

(c)
none of the Approvals, authorizations, consents, orders, laws or regulations contemplated in this Section 7.2 shall have contained terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties acting reasonably;

(d)
there shall be no actions, suits, litigation, arbitration, proceedings or claims in progress, pending or threatened against, relating to, or affecting in any material way, Seller, Purchaser, the Transaction Agreements or the transactions contemplated hereby;

(e)
Falcon shall have obtained all necessary approvals, including, but not limited to the approval of its Board of Directors, the TSXV, and the issuance of the Convertible Securities and the issuance and listing of the Acquisition Shares; and

(f)
the issuance of the Convertible Securities, if applicable, to PetroHunter Energy, and the transfer of the Working Interests, the granting of the Option and the Leases and Wells to the Purchaser shall be done in compliance with all applicable laws.

7.3	Conditions for the Benefit of Seller to the Subsequent Transaction

The obligation of the Seller to complete the Subsequent Transaction and the transactions contemplated by this Agreement is subject to the satisfaction on or before the Subsequent Closing, for the exclusive benefit of the Seller, of each of the following conditions:

(a)
the representations and warranties of Falcon and Purchaser shall be true and correct in all material respects as at the Subsequent Closing with the same force and effect as if such representations and warranties had been made at and as of the date of this Agreement;

(b)
Falcon and Purchaser shall have, in all material respects, performed and complied with all covenants and agreements contained in the Transaction Agreements to be performed or complied with, or caused to be performed or complied with, by Falcon and Purchaser at or prior to the Subsequent Closing Date;

(c)	Falcon and Purchaser will have made the payments outlined in Section 2.9 and delivered the instruments listed in Section 9.3; and

(d)
the receipt by PetroHunter Energy of confirmation satisfactory to PetroHunter Energy that the purchase of the Convertible Securities and the Acquisition Shares and the transactions contemplated by this Agreement have received all requisite approvals or that such approvals are not required.

The foregoing conditions are for the exclusive benefit of the Seller and may be waived in whole or in part by the Seller, in its sole discretion, at any time.

7.4	Conditions for the Benefit of Falcon and Purchaser to the Subsequent Transaction

The obligation of Falcon and Purchaser to complete the Subsequent Transaction and the transactions contemplated by this Agreement is subject to the satisfaction on or before the Subsequent Closing Date, for the exclusive benefit of the Purchaser, of each of the following conditions:

(a)
the representations and warranties of PetroHunter Energy and Seller herein shall be true and correct in all material respects as at the Subsequent Closing with the same force and effect as if such representations and warranties had been made at and as of the date of this Agreement;

(b)
PetroHunter Energy and Seller shall have, in all material respects, performed and complied with all covenants and agreements contained in the Transaction Agreements to be performed or complied with, or caused to be performed or complied with, by Seller at or prior to the Subsequent Closing Date;

(c)
since the date of this Agreement, there shall not have been any adverse material change in the business, operations, assets, liabilities, ownership, capital or financial position, prospects or condition of PetroHunter Energy and Seller or change in a material fact that has a material adverse affect on, or would reasonably be expected to have a material adverse effect on, the business, operations, assets, liabilities, ownership, capital or financial position or condition of PetroHunter Energy or Seller, except with respect to those certain obligations under the Beetaloo PSA;

(d)	PetroHunter Energy and Seller will have delivered the instruments listed in Section 9.2;

(e)
Seller’s title to the Assets will be free and clear of all liens and encumbrances, other than Permitted Encumbrances and with respect to those certain obligations under the Beetaloo PSA, at the Subsequent Closing Date;

(f)	no material default of PetroHunter Energy and Seller under the Transaction Agreements will have occurred which has not been waived by the Purchaser or rectified by PetroHunter Energy and Seller;

(g)
the receipt by Purchaser of confirmation satisfactory to Purchaser that the purchase of the Working Interests and the Leases and Wells and the transactions contemplated by this Agreement have received all necessary Approvals, other than Approval by the Bureau of Land Management, which is customarily obtained after transfer of ownership;

(h)
Falcon not being required to prepare and file a prospectus or similar document or to register the Convertible Securities or the Acquisition Shares or make any filings or seek any approvals of any nature whatsoever from any governmental or regulatory authority of any kind whatsoever in the United States or any other non

Canadian jurisdiction in connection with the issue and sale or resale of the Convertible Securities and/or the Acquisition Shares;

(i)
PetroHunter Energy or Seller, whichever is applicable, shall have delivered to Falcon or Purchaser, whichever is applicable, on a timely basis to enable the Purchaser to complete the Subsequent Transaction:

(i)	any financial information if required by TSXV or other Governmental Authority;

(ii)
a technical report with respect to the Leases and Wells as required by TSXV prepared in accordance with National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities, published by Canadian Governmental Authorities, if required;

(iii)
a legal opinion, satisfactory to the TSXV, relating to the status of PetroHunter Energy and Seller, the Leases and Wells, and such other matters as TSXV may require, as determined at its discretion; and

(iv)	all other information as may be required by the TSXV, corporate or securities regulatory authorities.

The foregoing conditions are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser, in its sole discretion, at any time.

7.5	Deemed Satisfaction of Conditions to the Subsequent Transaction

All conditions in this Article 7 to be satisfied on or before the Subsequent Closing shall be deemed to be satisfied if the Subsequent Transaction occurs.

ARTICLE 8
TERMINATION

8.1	Termination Before Initial Closing

This Agreement may be terminated:

(a)	by Purchaser in the event that Seller does not fulfill any of the conditions in Section 7.1;

(b)	by mutual written consent of Seller and Purchaser; or

(c)	automatically if the Initial Closing has not occurred on or before November 15, 2008 and has not been extended by written agreement of the Parties to this Agreement.

8.2	Termination Before Subsequent Closing

This Agreement may be terminated at any time prior to the Subsequent Closing:

(a)	by either Seller or Purchaser in the event any of the conditions in Section 7.2 are not satisfied;

(b)	by Seller in the event that Purchaser does not fulfill any of the conditions in Section 7.3;

(c)	by Purchaser in the event that:

(i)	Purchaser fails to exercise the Option;

(ii)	Purchaser exercises its right to terminate this Agreement under Section 2.7(a)

(iii)	Seller delays or fails to provide information needed by Falcon to secure required Approvals or to complete its filing requirements with the TSXV or other regulatory authorities;

(iv)	Seller fails to cure a material breach of any representation, warranty, covenant or agreement set forth in this Agreement within five Business Days after receiving notice of such breach; or

(v)	a permanent injunction or other order of a court or competent authority preventing the Subsequent Closing shall have become final and not subject to further appeal; or

(vi)	Seller does not fulfill any of the conditions in Section 7.4;

(d)	by mutual written consent of Seller and Purchaser; or

(e)	automatically if the Subsequent Closing has not occurred on or before the Subsequent Closing Date and has not been extended by written agreement of the Parties to this Agreement.

8.3	Effect of Termination

If this Agreement is terminated by a Party as provided by Section 8.1 or 8.2(c)(i) or 8.2(c)(ii), this Agreement shall be null and void and of no further force or effect whatsoever and there shall be no further liability or obligation on the part of PetroHunter Energy, Seller, Falcon or Purchaser, although Purchaser shall retain any Initial Working Interest acquired at the Initial Closing.  If this Agreement is terminated as provided by Section 8.2 (other than as provided by Sections 8.2(c)(i) or 8.2(c)(ii), then the terminating Party shall have such rights and remedies, if any, against another Party as may be provided by applicable law; provided, however, that Purchaser shall in all events retain the Initial Working Interest and Sections 11.1 and 11.16 hereof shall survive such termination.

ARTICLE 9
SUBSEQUENT CLOSING

9.1	Subsequent Closing

The Subsequent Transaction contemplated by this Agreement shall be completed on the Subsequent Closing Date.

9.2	Seller Deliveries

At the Subsequent Closing, PetroHunter Energy and Seller will deliver the following documents, all duly executed and dated as of the Subsequent Closing Date:

(a)	an assignment and bill of sale conveying the Assets, substantially in the form of Exhibit E;

(b)	the Subsequent Transaction Agreements;

(c)	a certificate of PetroHunter Energy and Seller signed by any two of their respective officers certifying that:

(i)	the representations and warranties of PetroHunter Energy and Seller herein contained are true and correct as of the Subsequent Closing Date;

(ii)	the resolutions of the Board of Directors of PetroHunter Energy and Seller approving the Subsequent Transaction Agreements and the Subsequent Transaction are in full force and effect;

(iii)
PetroHunter Energy and Seller have performed and complied with all covenants and agreements contained in the Subsequent Transaction Agreements to be performed or complied with by PetroHunter Energy and Seller at or prior to the Subsequent Closing Date; and

(iv)
all necessary corporate action has been taken by PetroHunter Energy and Seller to authorize the execution and delivery of the Subsequent Transaction Agreements and to consummate the transactions contemplated by the Subsequent Closing Date;

(d)	an opinion of PetroHunter Energy’s Counsel, dated at the Subsequent Closing Date, that

(i)	PetroHunter Energy is duly incorporated and validly exists under the laws of Maryland and is in good standing under the laws of Maryland;

(ii)
the Subsequent Transaction Agreements have been duly executed and delivered by PetroHunter Energy and constitute valid and binding obligations of PetroHunter Energy, enforceable against PetroHunter Energy in accordance with their terms; and

(iii)	PetroHunter Energy directly owns all of the issued and outstanding securities of Seller;

(e)	an opinion of Seller’s Counsel, dated at the Subsequent Closing Date, that

(i)	Seller is duly incorporated and validly exists under the laws of Maryland and is in good standing under the laws of Maryland; and

(ii)
the Subsequent Transaction Agreements have been duly executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms; and

(f)	such other documents and assurances as may be reasonably required by Falcon or Purchaser,

all in form and substance satisfactory to Falcon and the Purchaser acting reasonably and in good faith.

9.3	Falcon and Purchaser Deliveries

On the Subsequent Closing, Falcon and Purchaser will deliver the Subsequent Purchase Price in the form, the amount and in the manner provided by this Agreement and the following documents duly executed and to be dated the Subsequent Closing Date:

(a)	the Subsequent Transaction Agreements;

(b)	a certificate of each of Falcon and Purchaser signed by any two of their respective officers certifying that:

(i)	the representations and warranties of Falcon and Purchaser herein contained are true and correct as of the Subsequent Closing Date;

(ii)
Falcon and Purchaser have performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with by Falcon and Purchaser at or prior to the Subsequent Closing Date; and

(iii)
all necessary corporate action has been taken by Falcon and Purchaser to authorize the execution and delivery of the Subsequent Transaction Agreements and to consummate the transactions contemplated by the Subsequent Transaction Agreements;

(c)	an opinion of Falcon’s Counsel, dated at the Subsequent Closing Date, that

(i)	Falcon is duly incorporated and validly exists under the laws of British Columbia is in good standing under the laws of British Columbia;

(ii)	the Subsequent Transaction Agreements have been duly executed and delivered by Falcon and constitute valid and binding obligations of Falcon, enforceable against Falcon in accordance with their terms;

(iii)	Falcon directly owns all of the issued and outstanding securities of Purchaser.

(d)	an opinion of Purchaser’s Counsel, dated at the Subsequent Closing Date, that

(i)	Purchaser is duly incorporated and validly exists under the laws of Colorado and is in good standing under the laws of Colorado; and

(ii)
the Subsequent Transaction Agreements have been duly executed and delivered by Purchaser and constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

(e)	such other documents and assurances as may be reasonably required by PetroHunter Energy or Seller,

all in form and substance satisfactory to PetroHunter Energy and Seller, each acting reasonably and in good faith.

9.4	Risk and Damage

The Assets shall be at the risk of Seller until completion of the Subsequent Transaction contemplated by this Agreement.

ARTICLE 10
RESOLUTION OF DISPUTES

10.1	Arbitration – If Not Principally Related to Convertible Securities Issues

Any dispute between the Parties arising during the period of this Agreement or at any time thereafter which touches upon the validity, construction, meaning, performance or effect of this Agreement or the rights and liabilities of the Parties or any matter arising out of or connected with this Agreement, except a dispute principally related to the Convertible Securities, shall be subject to arbitration pursuant to the Uniform Arbitration Act, Colorado Revised Statutes § 13-22-201 (2007) and as provided in this Article and the decision of the arbitrational tribunal shall be final and binding as between the Parties and shall not be subject to appeal.

10.2	Arbitration – If Principally Related to Convertible Securities Issues

Any dispute between the Parties arising during the period of this Agreement or at any time thereafter which principally relates to the Convertible Securities shall be subject to arbitration pursuant to Arbitration Act, 1991 (Ontario) and as provided in this Article and the decision of the arbitrational tribunal shall be final and binding as between the Parties and shall not be subject to appeal.

10.3	Procedures Common to Both Arbitration Fora

Any arbitration to be carried out under either Section 10.1 or 10.2 shall be subject to the following provisions, namely:

(a)
The party desiring arbitration shall nominate one arbitrator and shall notify the other party hereto of such nomination.  Such notice shall set forth a brief description of the matter submitted for arbitration and, if appropriate, the paragraph hereof pursuant to which such matter is so submitted.  Such other party shall, within 30 days after receiving such notice, nominate an arbitrator and the two arbitrators shall select a third person as an arbitrator and as chairman of the arbitral tribunal to act jointly with them.  If said arbitrators shall be unable to agree on the selection of such chairman, the chairman shall be appointed by the President of the Colorado Oil and Gas Association (if the arbitration is under Section 10.1) or a Judge of the Ontario Superior Court (if under Section 10.2) upon the application of any of the parties hereto.

(b)
The arbitration shall take place in Denver, Colorado (if the arbitration is under Section 10.1) or Toronto, Ontario (if under Section 10.2) and the chairman shall fix the time and location in such city for the purpose of hearing such evidence and representations as either of the parties may present and, subject to the provisions hereof, the decisions of the arbitrators or of any two of them in writing shall be binding upon the parties both in respect of procedure and the conduct of the parties during the proceedings and the final determination of the issues therein.  Said arbitrators shall, after hearing any evidence and representations that the parties may submit, make their decision and reduce the same to writing and deliver one copy thereof to each of the parties hereto.  The majority of the arbitrators may determine any matters of procedure for the arbitration not specified herein.

(c)
If the party hereto receiving the notice of the nomination of an arbitrator by the party desiring arbitration fails within the said 30 days to nominate an arbitrator, then the arbitrator nominated by the party desiring arbitration may proceed alone to determine the dispute in such manner and at such time as he shall think fit and his decision shall, subject to the provisions hereof, be binding upon the parties.

(d)	Notwithstanding the foregoing, the arbitration may be carried out by a single arbitrator if the parties hereto so agree, in which event the provisions of this paragraph shall apply, mutatis mutandis.

(e)	The cost of the arbitration shall be borne equally by the Parties, unless the chairman and arbitrators decide otherwise in their final written decision.

(f)
Insofar as they do not conflict with the provisions of this Article, the Colorado Uniform Arbitration Act (as to arbitration in Denver) or the Ontario Arbitration Act (as to proceedings in Toronto) shall be applicable to arbitration held under this Article and the chairman and arbitrators shall have jurisdiction to do all acts and make such orders as provided therein.

(g)
Submission to arbitration pursuant to the provisions of this Article and the obtaining of the decision of the arbitration tribunal on the matters and claims in dispute shall be a condition precedent to the bringing of any action at law or suit in equity with respect to this Agreement.

10.4	Arbitration – Mixed Issues

The Parties recognize that disputes may involve more than one issue, and consequently have provided that the correct arbitration venue and procedure will turn upon whether the disputed issues principally relate to Convertible Securities or to other matters.  An arbitrator or arbitral panel constituted under this Agreement shall always have power to determine whether the disputed issues principally relate to Convertible Securities or other matters, with the understanding that principal relationship will be determined based on the numerosity and complexity of the issues that need to be resolved and the applicable governing law, rather than monetary value of the issues.  Under no circumstances will the Parties ever be involved in cotemporaneous arbitration proceedings in two different venues, unless all parties to each putative proceeding agree.

ARTICLE 11
GENERAL

11.1	Taxes and Fees

Seller shall be responsible for any sales and use taxes applicable to the Transactions.  Each Party shall pay its own legal and other professional fees in respect of the Transactions.

11.2	Complete Closings

All matters of payment, execution and delivery of documents by each Party to the others at the Initial Closing and at the Subsequent Closing shall be deemed to be concurrent requirements and nothing will be complete at a concerned Closing until everything required at that Closing has been paid, executed and delivered.  Upon the written request of any Party, all documents and monies shall be deemed delivered in escrow at a Closing until the Parties’ Counsel can agree that all requirements of that Closing have been satisfied.

11.3	Status of the Agreement

Notwithstanding anything else contained in this Agreement, this Agreement shall not constitute a binding agreement between the Parties until the Acceptance Date.

11.4	Tender

Any tender of documents or money or delivery of Notice pursuant to this Agreement may be given by or made upon the Parties’ Counsel on behalf of the Parties.

11.5	Specific Performance and other Remedies

Each of the Parties hereto hereby recognizes and acknowledges that a breach by the other Party (the “Breaching Party”) of any covenants or other commitments contained in this Agreement will cause the non-Breaching Party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the Parties hereto hereby agree that, in the event of any such breach, the non-Breaching Party shall be entitled to the remedy of specific performance of such covenants or commitments and provisional, interlocutory and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and each of the Parties hereto further hereby agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

11.6	Obligations as Covenants

Each agreement and obligation of the Parties contained in this Agreement, even though not expressed as a covenant, shall be considered for all purposes to be a covenant.

11.7	Amendment of Agreement

Subject to Section 11.9, no modification or amendment of this Agreement shall be binding unless executed in writing by the Parties in the same manner as the execution of this Agreement.

11.8	Further Assurances

Each of the Parties shall from time to time hereafter and upon any reasonable request of any other party, make or cause to be made all such further acts, deeds, assurances and things as may be required or necessary to more effectually implement and carry out the true intent and meaning of this Agreement.

11.9	Waiver

Subject to Section 11.7, no waiver of any default, breach or non-compliance under this Agreement shall be effective unless in writing and signed by the Party to be bound by the waiver or by its counsel.  Subject to Section 11.7, no waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

11.10	Time

Time shall in all respects be of the essence hereof provided that the time for doing or completing any matter may be extended or abridged by an agreement in writing between the Parties or their respective Counsel.  Except as expressly set out in this Agreement, the computation of any period of time referred to in this Agreement shall exclude the first day and include the last day of such period.

11.11	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and, except as stated in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations, conditions, warranties and agreements of the respective Parties with respect to the subject matter hereof. There are no verbal representations, undertakings or agreements of any kind between the Parties. This Agreement supersedes all prior negotiations or agreements between the Parties, whether written or verbal, with respect to the subject matter of this Agreement.

11.12	Severability

If any covenant, obligation or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.  Each covenant, obligation and provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

11.13	Counterparts and Facsimile

For the convenience of the Parties, this Agreement may be executed in several counterparts, and delivered by facsimile transmission, each of which when so executed and delivered shall be deemed to be an original instrument and such counterparts together shall constitute one and the same instrument.

11.14	Notices

Every notice, consent, request, instruction, approval and other communication provided for or permitted by this Agreement (each, a “Notice”) and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered to, or sent by facsimile, to the Party to whom it is to be given at:

(a)	to PetroHunter Energy (which to Seller shall be c/o PetroHunter Energy):

PetroHunter Energy Corporation
1600 Stout Street, Suite 2000
Denver, Colorado 80202

Attention: Chief Executive Officer
Facsimile number:  (720) 889-8371

with a copy to (which copy shall not constitute notice hereunder):

Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300
Denver, Colorado 80203

Attention: Fay M. Matsukage, Esq.
Facsimile number: (303) 777-3823

And

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202

Attn:  Greg Danielson, Esq. and Shannon Ponder, Esq.
Facsimile number:  (303) 893-1379

(b)	to Falcon and Purchaser:

Falcon Oil & Gas Ltd.
1875 Lawrence Street
Suite 1400
Denver, Colorado  80202

Attention: Chief Executive Officer
Facsimile number: (303) 572-8927

with a copy to (which copy shall not constitute notice hereunder):

Aird & Berlis LLP
Brookfield Place, 181 Bay Street
Suite 1800, Box 754
Toronto, Ontario
M5J 2T9

Attention: Daniel N. Bloch
Facsimile number: (416) 863-1515

or to such other address as any Party hereto may, from time to time, designate in writing delivered in a like manner.  If delivered or sent by facsimile, Notice shall be deemed delivered on the date of delivery or facsimile transmission, unless delivered or transmitted after 4:00 p.m. on a Business Day or on a day which is not a Business Day, in which event Notice shall be deemed delivered on the next Business Day.

11.15	Exclusivity

Seller and Purchaser agree that, from date of this Agreement until the earlier of: (i) the Subsequent Closing Date; and (ii) the termination of this Agreement in accordance with Article 8:

(a)	Seller and Purchaser will deal exclusively with each other in respect of the Initial Working Interest and Assets;

(b)
Seller and Purchaser and their respective representatives will immediately cease all existing discussions and negotiations, if any, with any other party in respect of any transaction the consummation of which would or could reasonably be expected to interfere with or prevent the Transactions or materially reduce the benefit to Seller and Purchaser (collectively, an “Alternative Transaction”); and

(c)
Seller and Purchaser will not, directly or indirectly, and will not permit any of their respective representatives, to solicit, initiate, or encourage proposals or offers from, or participate in negotiations with, any third party, or provide information to any third party, relative to any Alternative Transaction.

11.16	Confidentiality

(a)
Falcon and Purchaser and each of their respective employees, officers, directors, contractors, agents and professional representatives shall keep the existence of and the terms of this Agreement in strictest confidence.

(b)
Until the Initial Closing, Falcon and Purchaser agree to treat all information it receives in connection with the Buckskin Mesa Project Area in confidence, except to the extent that it reasonably believes that disclosure is required under applicable law, TSXV rules, or the rules of regulatory agencies.

(c)
If any Party is required or requested by legal process to disclose any confidential information, such Party will provide the other with prompt notice of such requirement or request so that it may seek an appropriate protective order or waive compliance with the provisions of this requirement or both.  If any Party is compelled to disclose confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such Party may disclose same without liability hereunder provided that it shall give the other advance written notice of the information to be disclosed and at the request of the other, shall seek to obtain assurances that such information will be accorded confidential treatment.

(d)
The Parties agree that prior to making any press releases concerning the transactions contemplated by this Agreement, each of them shall provide a copy of such press release to the others in advance of it being released.

11.17	Successors and Assigns

This Agreement shall not be assignable by Falcon without the written consent of PetroHunter Energy, which shall not be unreasonably withheld.

11.18	Enurement

All of the covenants and agreements contained in this Agreement shall be binding upon the Parties and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns pursuant to the terms and conditions of this Agreement.

11.19	Language

The Parties hereto acknowledge that they have requested and consented that this Agreement and all documents related hereto be drawn up in English. Les parties aux présentes reconnaissent qu’elles ont exigé cette convention ainsi que tous les documents qui y ont rapport soient rédigés en anglais, ce a quoi les parties aux présentes consentent.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this agreement under seal as of the day and year first above written.
PETROHUNTER ENERGY CORPORATION
Per:
Name:
Title:

Per:
Name:
Title:
I/We have the authority to bind the corporation.
PETROHUNTER OPERATING COMPANY
Per:
Name:
Title:

Per:
Name:
Title:
I/We have the authority to bind the corporation.
FALCON OIL & GAS LTD.
Per:
Name:
Title:

Per:
Name:
Title:
I/We have the authority to bind the corporation.

-

FALCON OIL & GAS USA, INC.
Per:
Name:
Title:

Per:
Name:
Title:
I/We have the authority to bind the corporation.